UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2004

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

333-74794	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations
Item 1.01 Entry into a Material Definitive Agreement

On November 12, 2004, PPL Corporation ("PPL"), PPL Energy Supply, LLC ("PPL Energy Supply") and JPMorgan Chase Bank, as Trustee, amended the Indenture dated May 21, 2003, pursuant to which PPL Energy Supply's outstanding $400 million 2 5/8% Convertible Senior Notes due 2023 (CUSIP numbers 69352JAD9 and 69352JAE7) (the "Convertible Notes") were issued. The Convertible Notes are guaranteed by PPL and are convertible into PPL common stock. PPL Energy Supply is an indirect, wholly owned subsidiary of PPL.

The amendments to the Indenture were effected by the First Supplemental Indenture dated November 12, 2004 (the "Supplemental Indenture") that the parties executed after the completion of a consent solicitation pursuant to which the holders of an aggregate of approximately 61% of the currently issued and outstanding Convertible Notes provided their consents to the amendments. The amendments to the Indenture required the consent of holders of more than 50% of the currently issued and outstanding Convertible Notes.

The Supplemental Indenture makes the following amendments to the Indenture: (1) PPL Energy Supply must settle the holders' put right in 2008, 2013 and 2018 in cash (prior to the amendments, PPL Energy Supply could settle the put right in shares of PPL common stock); (2) the conversion terms provide for net cash settlement pursuant to which PPL Energy Supply must settle a conversion of the Convertible Notes in cash, except that it may settle any conversion premium in cash, shares of PPL common stock or a combination thereof (prior to the amendments, PPL Energy Supply could settle a conversion entirely in cash or entirely in shares of PPL common stock); and (3) if an event of default exists under the Indenture, PPL Energy Supply must settle a conversion of the Convertible Notes pursuant to the net cash settlement provisions applicable to the Convertible Notes (prior to the amendments, PPL Energy Supply was required to settle a conversion upon an event of default solely in shares of PPL common stock). A copy of the Supplemental Indenture is attached as Exhibit 99.1 and is incorporated herein by reference.

PPL expects the amendments to the Indenture to mitigate the dilutive earnings per share impact of accounting rule changes. See Note 18 to the Financial Statements contained in PPL's Quarterly Report to the Securities and Exchange Commission on Form 10-Q for the quarter ended September 30, 2004 for a discussion of EITF Issue 04-8, "The Effect of Contingently Convertible Instruments on Diluted Earnings per Share."

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

	99.1 -	First Supplemental Indenture dated November 12, 2004, to Indenture dated May 21, 2003, among PPL Corporation, PPL Energy Supply, LLC and JPMorgan Chase Bank, as Trustee

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ James E. Abel James E. Abel Vice President - Finance and Treasurer
PPL ENERGY SUPPLY, LLC

By:	/s/ James E. Abel James E. Abel Vice President and Treasurer

Dated:November 17, 2004